Exhibit 99.3
PowerSecure Announces $15 Million of New Awards for Interactive
Distributed Generation Systems and Utility Infrastructure Projects
Wake Forest, N.C. — May 6, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has been awarded $15 million of new orders for Interactive Distributed Generation® (IDG®) smart grid power systems and utility infrastructure projects. The IDG systems will be deployed in partnership with utilities to support manufacturers, hospitals, and municipal facilities across the country, including large installations in Colorado, Oklahoma, and Georgia. These IDG systems will be electronically controlled by PowerSecure’s smart grid monitoring center, ensuring utilities and customers receive more efficient power during peak electricity demand, and standby power is ready to support customers’ operations around-the-clock. The new utility infrastructure awards include projects for electric cooperatives and investor-owned utilities to help them with their efforts to upgrade and improve the efficiency of their electric grids.
This $15 million of new business is included in the Company’s revenue backlog of $117 million that was announced separately in today’s first quarter 2010 earnings release. The new business includes $12 million for the Company’s Interactive Distributed Generation systems, and $3 million for utility infrastructure projects. The $12 million of Distributed Generation business includes $9 million of project-based business and $3 million of recurring revenue contracts. The project-based distributed generation business and the utility infrastructure business is expected to be completed, and revenue recognized, primarily during the last three quarters of 2010. The distributed generation systems for the recurring revenue contracts are also expected to be installed during the last three quarters of 2010, with associated revenues recognized over the life of the contracts ranging from 10-15 years.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to announce another group of new business awards, including awards for our distributed generation systems and utility infrastructure projects. Our utility relationships and customer base continues to expand, as this announcement includes our first significant utility infrastructure work in Pennsylvania, and our first IDG project in Colorado. Additionally, we continue to be pleased with our growing base of recurring revenues in our distributed generation business. We are committed to exceeding the expectations of our utility partners and customers, and look forward to delivering them products and services that deliver strong returns on their investments.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with utility infrastructure products and services, including transmission and distribution construction and maintenance, engineering and design services, and regulatory consulting. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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